Exhibit 99.1

Nuwellis, Inc. Announces Pricing of $8.7 Million Underwritten Public Offering of Common Stock

EDEN PRAIRIE, Minn., September 15, 2021 (GLOBE NEWSWIRE) -- Nuwellis, Inc. (NASDAQ:NUWE) (the “Company”) announced today the pricing of an underwritten public offering of 3,483,120 shares of its common stock at a price to the public of $2.50 per share, for gross proceeds of approximately $8.7 million prior to deducting underwriting discounts and commissions and offering expenses payable by the Company.  The Company has granted the underwriters an option, exercisable in whole or in part for 45 days, to purchase up to an additional 522,468 shares of its common stock at the public offering price, less the underwriting discounts and commissions.

Ladenburg Thalmann & Co. Inc. is acting as sole book-running manager in connection with the offering. Maxim Group LLC is acting as lead manager for the offering.

The Company intends to use the net proceeds for the offering for general corporate purposes, including the continued investment in commercialization efforts.

The closing of the offering is expected to take place on or about September 17, 2021, subject to the satisfaction of customary closing conditions.

The offering is made pursuant to a “shelf” registration statement on Form S-3 (File No. 333-256797) that was filed by the company with the Securities and Exchange Commission (“SEC”) and was declared effective on July 2, 2021.  The Company will file a final prospectus supplement with the SEC relating to such shares of common stock. Copies of the final prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering may be obtained, when available, at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., 640 Fifth Avenue, 4th Floor, New York, NY 10019, or by email at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Nuwellis

Nuwellis, Inc. (Nasdaq:NUWE) is a medical device company dedicated to changing the lives of patients suffering from fluid overload through science, collaboration, and innovation. The company is focused on developing, manufacturing, and commercializing the Aquadex SmartFlow® system for ultrafiltration therapy. Nuwellis is headquartered in Minneapolis, Minn., with a wholly-owned subsidiary in Ireland.

About the Aquadex SmartFlow System

The Aquadex SmartFlow® system delivers clinically proven therapy using a simple, flexible and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow® system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a health care provider, within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

Forward-Looking Statements

Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the closing of the offering of securities and the anticipated use of the net proceeds therefrom.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, the uncertainties related to market conditions, those risks associated with our ability to execute on our commercial strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. The Company does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS

INVESTORS:
George Montague
Chief Financial Officer, Nuwellis, Inc.
ir@nuwellis.com

Matt Bacso, CFA
Gilmartin Group LLC
Matt.bacso@gilmartinir.com

MEDIA:
Jessica Stebing
Health+Commerce
jstebing@healthandcommerce.com

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